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FORM 8-A

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

THE MILLS CORPORATION
(Exact Name of Registrant as Specified in Its Charter)
Delaware	52-1802283
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)
1300 Wilson Boulevard, Suite 400, Arlington, Virginia	22209
(Address of Principal Executive Offices)	(Zip Code)

        If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

        If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

        Securities Act registration statement file number to which this form relates: 333-88606

        Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
9% Series C Cumulative Redeemable Preferred Stock, Par Value $.01 Per Share	New York Stock Exchange

        Securities to be registered pursuant to Section 12(g) of the Act: Not applicable.

Item 1.    Description of Registrant's Securities to be Registered.

        The information required by this Item 1 is set forth under the caption "Description of Series C Preferred Stock" in the Registrant's prospectus supplement dated December 12, 2002 and under the caption "Description of Preferred Stock" in the Registrant's prospectus dated October 2, 2002, each as filed with the Commission on December 13, 2002 under Rule 424(b)(5) as a form of prospectus used after the effectiveness of the Registrant's registration statement on Form S-3 (Registration No. 333-88606), covering the offer and sale of shares of the class of the securities to be registered hereby, which descriptions are incorporated herein by reference.

Item 2.    Exhibits

        The exhibits to this registration statement are listed in the Exhibit Index, which appears after the signature page and is incorporated herein by reference.

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: December 16, 2002	THE MILLS CORPORATION
	By:	/s/ KENNETH R. PARENT
Name: Kenneth R. Parent Title: Chief Operating Officer

EXHIBIT INDEX

Exhibit Number	Description
1	"Description of Series C Preferred Stock," pages S-20 through S-25, inclusive, of the Prospectus Supplement, dated December 12, 2002, and "Description of Preferred Stock," pages 7 to 18, inclusive, of the Prospectus, dated October 2, 2002.
4.1
Form of Certificate of Designations designating The Mills Corporation 9% Series C Cumulative Redeemable Preferred Stock, Liquidation Preference $25.00 Per Share, Par Value $.01 Per Share (incorporated herein by reference to Exhibit 4.1 to The Mills Corporation's Current Report on Form 8-K dated December 16, 2002).
4.2
Form of certificate evidencing 9% Series C Cumulative Redeemable Preferred Stock, Liquidation Preference $25.00 Per Share, Par Value $.01 Per Share (incorporated herein by reference to Exhibit 4.2 to The Mills Corporation's Current Report on Form 8-K dated December 16, 2002).

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  Item 1. Description of Registrant's Securities to be Registered.
  Item 2. Exhibits
SIGNATURE
EXHIBIT INDEX